                  BlackRock California Municipal Income Trust

                              File No. 811-10331

      Sub-Item No. 77Q1(e) (Investment Advisory Contracts) -- Attachment

Attached please find an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Closed-End Fund Master Advisory Fee Waiver Agreement between BlackRock California Municipal Income Trust and BlackRock Advisors, LLC.

Exhibit 77Q1(e)

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT
             ----------------------------------------------------

   This MASTER ADVISORY FEE WAIVER AGREEMENT (this "Agreement") is made as of the 2nd day of December, 2016, by and among BlackRock Advisors, LLC (the "Adviser") an "Adviser") and each investment company listed on SCHEDULE A attached hereto (each, a "Fund").

   WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management company, and is organized as a statutory trust under the laws of the State of Delaware, a limited liability company under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts or a corporation under the laws of the State of Maryland;

   WHEREAS, the Adviser and each Fund are parties to investment advisory agreements (the "Advisory Agreements"), pursuant to which the Adviser provides investment advisory services to each Fund in consideration of compensation as set forth in each Advisory Agreement (the "Advisory Fee"); and

   WHEREAS, the Adviser has determined that it is appropriate and in the best interests of each Fund and its interestholders to waive part of each Fund's Advisory Fee as set forth in SCHEDULE B attached hereto (the "Fee Waiver"). Each Fund and the Adviser, therefore, have entered into this Agreement in order to effect the Fee Waiver for each Fund at the level specified in SCHEDULE B attached hereto on the terms and conditions set forth in this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Contractual Fee Waiver. During the Term (as defined in Section 3 below), the Adviser shall waive a portion of its Advisory Fee with respect to each Fund as set forth in SCHEDULE B attached hereto.

2. Voluntary Fee Waiver/Expense Reimbursement. Nothing herein shall preclude an Adviser from contractually waiving other fees and/or reimbursing expenses of any Fund, voluntarily waiving Advisory Fees it is entitled to from any Fund or voluntarily reimbursing expenses of any Fund as the Adviser, in its discretion, deems reasonable or appropriate. Any such voluntary waiver or voluntary expense reimbursement may be modified or terminated by the Adviser at any time in its sole and absolute discretion without the approval of the Fund's Board of Trustees or Board of Directors, as the case may be.

3. Term; Termination.
   -----------------

   3.1 Term. The term ("Term") of the Fee Waiver with respect to a Fund shall begin on December 2, 2016 (or such other date as agreed to in writing between the Adviser and the Fund) and end with respect to a Fund after the close of business on the date set forth on SCHEDULE A (or such other date as agreed to in writing between the Adviser and the Fund) unless the Fee Waiver is earlier terminated in accordance with Section 3.2. The Term of the Fee Waiver with respect to a Fund may be continued from year to year thereafter provided that each such continuance is specifically approved by the Adviser and the Fund (including with respect to the Fund, a majority of the Fund's Trustees or Directors, as the case may be, who are not "interested persons," as defined in the 1940 Act, of the Advisers (the "Non-Interested Directors")). Neither the Adviser nor a Fund shall be obligated to extend the Fee Waiver with respect to the Fund.

   3.2 Termination. This Agreement may be terminated prior to expiration by any Fund with respect to such Fund without payment of any penalty, upon 90 days' prior written notice to the Adviser at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund.

4. Miscellaneous.
   -------------

   4.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   4.2 Interpretation. Nothing herein contained shall be deemed to require a Fund to take any action contrary to the Fund's Declaration of Trust or Articles of Incorporation, as the case may be, or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Fund's Board of Trustees or Board of Directors, as the case may be, of its responsibility for and control of the conduct of the affairs of the Fund.

   4.3 Limitation of Liability. The obligations and expenses incurred, contracted for or otherwise existing with respect to a Fund shall be enforced against the assets of such Fund and not against the assets of any other Fund.

   4.4 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the computations of average daily net assets or of any Advisory Fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the relevant Advisory Agreement between the Adviser and the Fund or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act, as applicable, and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to the 1940 Act. In addition, if the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of New York.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers as of the day and year first above written.


                                          EACH OF THE FUNDS LISTED ON SCHEDULE A
                                          ATTACHED HERETO

                                          By:     /s/ Neal J. Andrews
                                                  ------------------------------
                                          Name:   Neal J. Andrews
                                          Title:  Chief Financial Officer

                                          BLACKROCK ADVISORS, LLC

                                          By:     /s/ Neal J. Andrews
                                                  ------------------------------
                                          Name:   Neal J. Andrews
                                          Title:  Managing Director

   [SIGNATURE PAGE TO CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT]

                                  SCHEDULE A

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                          (DATED AS OF MARCH 2, 2017)

                                                                     EXPIRATION
    TICKER                          FUND                                DATE
    ------  ----------------------------------------------------- ------------------
1    BBN    BlackRock Taxable Municipal Bond Trust                June 30, 2017
2    BJZ    BlackRock California Municipal 2018 Term Trust        June 30, 2017
3    BFZ    BlackRock California Municipal Income Trust           June 30, 2017
4    BHK    BlackRock Core Bond Trust                             June 30, 2017
5    HYT    BlackRock Corporate High Yield Fund, Inc.             June 30, 2017
6    BTZ    BlackRock Credit Allocation Income Trust              June 30, 2017
7    DSU    BlackRock Debt Strategies Fund, Inc.                  June 30, 2017
8    BHL    BlackRock Defined Opportunity Credit Trust            June 30, 2017
9    BGR    BlackRock Energy and Resources Trust                  June 30, 2017
10   CII    BlackRock Enhanced Capital and Income Fund, Inc.      June 30, 2017
11   BDJ    BlackRock Enhanced Equity Dividend Trust              June 30, 2017
12   EGF    BlackRock Enhanced Government Fund, Inc.              June 30, 2017
13   FRA    BlackRock Floating Rate Income Strategies Fund, Inc.  December 31, 2017
14   BGT    BlackRock Floating Rate Income Trust                  June 30, 2017
15   BFO    BlackRock Florida Municipal 2020 Term Trust           June 30, 2017
16   BOE    BlackRock Global Opportunities Equity Trust           June 30, 2017
17   BME    BlackRock Health Sciences Trust                       June 30, 2018
18   BKT    BlackRock Income Trust, Inc.                          June 30, 2017
19   BGY    BlackRock International Growth and Income Trust       June 30, 2017
20   BKN    BlackRock Investment Quality Municipal Trust, Inc.    June 30, 2017

                                                                         EXPIRATION
      TICKER                            FUND                                DATE
      ------  --------------------------------------------------------- --------------
  21   BLW    BlackRock Limited Duration Income Trust                   June 30, 2017
  22   BTA    BlackRock Long-Term Municipal Advantage Trust             June 30, 2017
  23   BZM    BlackRock Maryland Municipal Bond Trust                   June 30, 2017
  24   MHE    BlackRock Massachusetts Tax-Exempt Trust                  June 30, 2017
  25   BIT    BlackRock Multi-Sector Income Trust                       June 30, 2017
  26   MUI    BlackRock Muni Intermediate Duration Fund, Inc.           June 30, 2017
  27   MNE    BlackRock Muni New York Intermediate Duration Fund, Inc.  June 30, 2017
  28   MUA    BlackRock MuniAssets Fund, Inc.                           June 30, 2017
  29   BPK    BlackRock Municipal 2018 Term Trust                       June 30, 2017
  30   BKK    BlackRock Municipal 2020 Term Trust                       June 30, 2017
  31   BBK    BlackRock Municipal Bond Trust                            June 30, 2017
  32   BAF    BlackRock Municipal Income Investment Quality Trust       June 30, 2017
  33   BBF    BlackRock Municipal Income Investment Trust               June 30, 2017
  34   BYM    BlackRock Municipal Income Quality Trust                  June 30, 2017
  35   BFK    BlackRock Municipal Income Trust                          June 30, 2017
  36   BLE    BlackRock Municipal Income Trust II                       June 30, 2017
  37   BTT    BlackRock Municipal 2030 Target Term Trust                June 30, 2017
  38   MEN    BlackRock MuniEnhanced Fund, Inc.                         June 30, 2017
  39   MUC    BlackRock MuniHoldings California Quality Fund, Inc.      June 30, 2017
  40   MUH    BlackRock MuniHoldings Fund II, Inc.                      June 30, 2017
  41   MHD    BlackRock MuniHoldings Fund, Inc.                         June 30, 2017
  42   MFL    BlackRock MuniHoldings Investment Quality Fund            June 30, 2017
  43   MUJ    BlackRock MuniHoldings New Jersey Quality Fund, Inc.      June 30, 2017

                                                                 EXPIRATION
    TICKER                         FUND                             DATE
    ------  --------------------------------------------------- --------------
44   MHN    BlackRock MuniHoldings New York Quality Fund, Inc.  June 30, 2017
45   MUE    BlackRock MuniHoldings Quality Fund II, Inc.        June 30, 2017
46   MUS    BlackRock MuniHoldings Quality Fund, Inc.           June 30, 2017
47   MVT    BlackRock MuniVest Fund II, Inc.                    June 30, 2017
48   MVF    BlackRock MuniVest Fund, Inc.                       June 30, 2017
49   MZA    BlackRock MuniYield Arizona Fund, Inc.              June 30, 2017
50   MYC    BlackRock MuniYield California Fund, Inc.           June 30, 2017
51   MCA    BlackRock MuniYield California Quality Fund, Inc.   June 30, 2017
52   MYD    BlackRock MuniYield Fund, Inc.                      June 30, 2017
53   MYF    BlackRock MuniYield Investment Fund                 June 30, 2017
54   MFT    BlackRock MuniYield Investment Quality Fund         June 30, 2017
55   MIY    BlackRock MuniYield Michigan Quality Fund, Inc.     June 30, 2017
56   MYJ    BlackRock MuniYield New Jersey Fund, Inc.           June 30, 2017
57   MYN    BlackRock MuniYield New York Quality Fund, Inc.     June 30, 2017
58   MPA    BlackRock MuniYield Pennsylvania Quality Fund       June 30, 2017
59   MQT    BlackRock MuniYield Quality Fund II, Inc.           June 30, 2017
60   MYI    BlackRock MuniYield Quality Fund III, Inc.          June 30, 2017
61   MQY    BlackRock MuniYield Quality Fund, Inc.              June 30, 2017
62   BLJ    BlackRock New Jersey Municipal Bond Trust           June 30, 2017
63   BNJ    BlackRock New Jersey Municipal Income Trust         June 30, 2017
64   BLH    BlackRock New York Municipal 2018 Term Trust        June 30, 2017
65   BQH    BlackRock New York Municipal Bond Trust             June 30, 2017
66   BSE    BlackRock New York Municipal Income Quality Trust   June 30, 2017

                                                                EXPIRATION
    TICKER                        FUND                             DATE
    ------  -------------------------------------------------- --------------
67   BNY    BlackRock New York Municipal Income Trust          June 30, 2017
68   BFY    BlackRock New York Municipal Income Trust II       June 30, 2017
69   --     BlackRock Preferred Partners LLC                   July 31, 2017
70   BCX    BlackRock Resources & Commodities Strategy Trust   June 30, 2017
71   BST    BlackRock Science and Technology Trust             June 30, 2017
72   BUI    BlackRock Utility and Infrastructure Trust         June 30, 2017
73   BHV    BlackRock Virginia Municipal Bond Trust            June 30, 2017
74   BSD    The BlackRock Strategic Municipal Trust            June 30, 2017
75   BGIO   BlackRock 2022 Global Income Opportunity Trust/1/  June 30, 2018

--------
/1/ This Agreement was effective with respect to BlackRock 2022 Global Income Opportunity Trust as of February 16, 2017.

                                  SCHEDULE B

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                        (DATED AS OF DECEMBER 2, 2016)

       BlackRock Advisors, LLC will waive the management fee with respect to any portion of the Fund's assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock Advisors, LLC or its affiliates.